As filed with the Securities and Exchange Commission on January 19, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vanda Pharmaceuticals Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	03-0491827
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(240) 599-4500
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mihael H. Polymeropoulos, M.D.
Chief Executive Officer
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(240) 599-4500
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:

Jay K. Hachigian, Esq.
Gregg A. Griner, Esq.
Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP
610 Lincoln Street
Waltham, MA 02451
(781) 890-8800
Richard D. Truesdell, Jr., Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, check the following box. ☐
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-139485
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate	Amount of
Securities to be Registered	Offering Price (1)(2)	Registration Fee (3)
Common Stock, $0.001 par value	$9,415,050	$1,007.42

(1)	Includes offering price of shares of common stock that may be purchased by the underwriters to cover over-allotments, if any,

(2)	Based on the public offering price of $27.29 per share.

(3)	The Registrant previously registered an aggregate of $105,092,750 worth of its common stock on a Registration Statement on Form S-1 (Reg. No. 333-139485), for which filing fees of $11,244.92 were paid.

EXPLANATORY NOTE
PART II
Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
INDEX TO EXHIBITS
EX-5.1 OPINION OF GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP
EX-23.2 CONSENT OF PRICEWATERHOUSECOOPERS LLP

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering an increase in the proposed maximum aggregate offering price of $9,415,050. The contents of the Registration Statement on Form S-1 (Reg. No. 333-139485) filed by Vanda Pharmaceuticals Inc. on December 19, 2006, as amended, and declared effective by the Securities and Exchange Commission on January 18, 2007, including the Exhibits thereto, are incorporated herein by reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1 *	Power of Attorney.
*	Incorporated by reference to Vanda Pharmaceuticals Inc.’s Registration Statement on Form S-1, as amended (Reg. No. 333-139485).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on this 19th day of January, 2007.

VANDA PHARMACEUTICALS INC.
By:	/s/ Mihael H. Polymeropoulos, M.D.
Mihael H. Polymeropoulos, M.D.
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ Mihael H. Polymeropoulos, M.D. Mihael H. Polymeropoulos, M.D	President, Chief Executive Officer and Director (principal executive officer)	January 19, 2007
/s/ Steven A. Shallcross Steven A. Shallcross	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 19, 2007
* Argeris N. Karabelas, Ph.D	Director	January 19, 2007
* Brian K. Halak, Ph.D.	Director	January 19, 2007
* H. Thomas Watkins	Director	January 19, 2007
* David Ramsay	Director	January 19, 2007
* James B. Tananbaum, M.D.	Director	January 19, 2007
* Richard W. Dugan	Director	January 19, 2007

*By:	/s/ Mihael H. Polymeropoulos, M.D. Mihael H. Polymeropoulos, M.D. Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney
*	Incorporated by reference to Vanda Pharmaceuticals Inc.’s Registration Statement on Form S-1, as amended (Reg. No. 333-139485).